UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 3, 2009

DATA DOMAIN, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33517 (Commission File Number)	94-3412175 (IRS Employer Identification No.)
2421 Mission College Blvd.
Santa Clara, CA 95054
(Address of principal executive offices, including zip code)
(408) 980-4800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
On June 3, 2009, Data Domain, Inc., a Delaware corporation (“Data Domain”), NetApp, Inc., a Delaware corporation (“NetApp”), and two wholly owned subsidiaries of NetApp (the “Merger Subs”) entered into Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger, dated as of May 20, 2009, by and among Data Domain, NetApp and the Merger Subs (the “Merger Agreement”). The Merger Agreement provides for the acquisition of Data Domain by NetApp by means of a merger involving one or both of the Merger Subs (the “Merger”). Under the Amendment, the aggregate Merger consideration payable by NetApp to the Data Domain stockholders in connection with the Merger has been increased from $25 per share to $30 per share, subject to the Closing Average, as described below.
As amended, upon the closing of the Merger, each outstanding share of Data Domain common stock, other than those shares with respect to which appraisal rights are properly exercised and not withdrawn, will be converted into the right to receive (a) $16.45 per share in cash, without interest (the per share amount of cash being referred to as the “Cash Consideration”), plus (b) a number of validly issued, fully paid and non-assessable shares of NetApp common stock equal to the following exchange ratio (the “Exchange Ratio”):
     (i) 0.7783 shares of NetApp common stock if the average of the closing sales prices for NetApp common stock, rounded to the nearest one-hundredth of a cent, on NASDAQ for the ten most recent consecutive trading days ending on the third trading day immediately prior to the closing of the Merger (the “Closing Average”) is less than $17.41,
     (ii) 0.6370 shares of NetApp common stock if the Closing Average is greater than $21.27, and
     (iii) that fraction of shares of NetApp common stock (rounded to the nearest ten thousandth) equal to the quotient obtained by dividing $13.55 by the Closing Average, if the Closing Average is (A) less than or equal to $21.27 and (B) greater than or equal to $17.41 (the per share amount of stock referenced in (i), (ii) or (iii) above, as applicable, being referred to as the “Stock Consideration”).
In the event that the Exchange Ratio is greater than or equal to 0.7006 and less than 0.7783, then NetApp, in its sole discretion, may (a) reduce the amount of the Stock Consideration and (b) increase the Cash Consideration by an amount equal to the product of (i) the amount of the such reduction in the Stock Consideration multiplied by (ii) the Closing Average. However, NetApp may not reduce the amount of the Stock Consideration and increase the Cash Consideration if it would reasonably be expected to cause the Merger to fail to qualify as a tax-free reorganization under the Internal Revenue Code except as explained in the paragraph below. The parties can make no assurances as to the tax-free status of the transaction.
If the aggregate amount of the Stock Consideration issuable in the Merger would exceed 19.5% of the outstanding shares of NetApp common stock immediately prior to the closing of the Merger, the Stock Consideration will be decreased to the minimum extent necessary so that no more than 19.5% of the outstanding shares of NetApp common stock will be issued in the Merger. In such event, the Cash Consideration will be increased by an amount equal to the product of (a) the amount of the reduction in the Stock Consideration multiplied by (b) the Closing Average.
Other than as described above and as provided in the Amendment, the Merger Agreement, as filed on May 21, 2009 on a Current Report on Form 8-K, remains in full force and effect as originally executed on May 20, 2009. The foregoing description of the Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 8.01 Other Information.
On June 3, 2009, Data Domain and NetApp issued a joint press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.
Additional Information and Where to Find It
NetApp plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction and Data Domain plans to file with the SEC and mail to its stockholders a Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Proxy Statement/Prospectus will contain important information about NetApp, Data Domain, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by NetApp and Data Domain through the web site maintained by the SEC at www.sec.gov and by contacting NetApp Investor Relations at (408) 822-7098 or Data Domain Investor Relations at (408) 980-4909. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on NetApp’s website at www.NetApp.com and on Data Domain’s website at www.datadomain.com.
Participants in the Acquisition of Data Domain
NetApp, Data Domain and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of Data Domain stockholders in connection with the proposed transaction will be set forth in the Proxy Statement/Prospectus described above when it is filed with the SEC. Additional information regarding NetApp’s executive officers and directors is included in NetApp’s definitive proxy statement, which was filed with the SEC on July 14, 2008, and additional information regarding Data Domain’s executive officers and directors is included in Data Domain’s Annual Report on Form 10-K/A for fiscal year ended December 31, 2008, which was filed with the SEC on April 30, 2009. You can obtain free copies of these documents from NetApp or Data Domain using the contact information above.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

2.1
Amendment No. 1 to Agreement and Plan of Merger, dated as of June 3, 2009, by and among Data Domain, Inc., NetApp, Inc., Kentucky Merger Sub One Corporation, a direct, wholly owned subsidiary of NetApp, Inc., and Derby Merger Sub Two LLC, a direct, wholly owned subsidiary of NetApp, Inc.

99.1	Joint Press Release by NetApp, Inc. and Data Domain, Inc., dated June 3, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATA DOMAIN, INC.
Date: June 3, 2009	By:	/s/ Michael P. Scarpelli
Michael P. Scarpelli
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1
Amendment No. 1 to Agreement and Plan of Merger, dated as of June 3, 2009, by and among Data Domain, Inc., NetApp, Inc., Kentucky Merger Sub One Corporation, a direct, wholly owned subsidiary of NetApp, Inc., and Derby Merger Sub Two LLC, a direct, wholly owned subsidiary of NetApp, Inc.

99.1	Joint Press Release by NetApp, Inc. and Data Domain, Inc., dated June 3, 2009.